UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Strategic Investment Fund, L.P.

Trian Partners Strategic Investment Fund II, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund (ERISA), L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian SPV (SUB) VIII, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Fund (Sub)-G II, L.P.

Nelson Peltz

Peter W. May

Edward P. Garden

John H. Myers

Arthur B. Winkleblack

Robert J. Zatta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trian Fund Management, L.P. placed the following advertisement in The Wall Street Journal and a Wilmington, Delaware newspaper on May 7, 2015 and may place such advertisement in selected publications from time to time in the future:

ATTENTION DUPONT STOCKHOLDERS:

THE MARKET HAS SPOKEN

With DuPont’s earnings per share still below 2011 levels, we believe the increase in DuPont’s share price has not been based on fundamentals. In our view, Trian’s involvement has been responsible for the three best days of DuPont’s share price outperformance vs. the S&P 500 Index since 2009, when Ellen Kullman became CEO:

DATE	1-DAY CHANGE IN DUPONT SHARE PRICE	1-DAY CHANGE IN S&P 500	DUPONT OUTPERFORMANCE VS. S&P 500	TRIAN NEWS
4/27/2015	4.60%	-0.41%	5.01%	Leading proxy advisory firm ISS recommends vote on Trian’s gold proxy card for Nelson Peltz and John Myers.
9/17/2014	5.20%	0.13%	5.06%	Trian releases White Paper and letter to DuPont Board.
7/17/2013	5.28%	0.29%	4.99%	Trian stake in DuPont first reported by CNBC.

TRIAN HAS ALREADY BEEN A CATALYST FOR POSITIVE CHANGE AT DUPONT…BUT WE BELIEVE THERE IS MUCH MORE TO BE DONE.

ALL THREE leading proxy advisory firms – ISS, Glass Lewis, and Egan-Jones – support Trian’s efforts to hold the DuPont Board accountable. All three firms agree that change is needed at DuPont and have recommended that stockholders vote the GOLD proxy card at DuPont’s Annual Meeting on May 13, 2015. Egan-Jones has recommended FOR ALL FOUR of Trian’s nominees – Nelson Peltz, John H. Myers, Arthur B. Winkleblack and Robert J. Zatta, ISS has recommended FOR Nelson Peltz and John H. Myers, and Glass Lewis has recommended FOR Nelson Peltz.

ISS SAYS: “[T]here is compelling evidence that the dissidents are onto something in their critique. Operating efficiency is not what it should be, yet instead of addressing the core issues, the board and management, at least in their communications with shareholders, are more inclined to obfuscation than accountability.”

GLASS LEWIS SAYS: “In this case, we believe Trian has identified legitimate concerns at DuPont, primarily related to operational execution and management accountability, which we believe substantiate the Dissident’s central thesis that the Company is not performing to its full potential -- and that significant value may yet be created by further addressing Trian’s ongoing criticisms. In particular, we believe shareholders should be concerned with management’s inability in recent years to meet its own long-term growth targets or its initial earnings guidance in any of the last three years.”

EGAN-JONES SAYS: “…[W]e believe that voting FOR the dissident shareholders’ nominees is in the best interest of the Company and its shareholders. In arriving at this conclusion, we have considered the following; there is ample evidence of an unnecessary large administrative costs, the company as a whole as well as the Board of Directors seems to lack focus, our belief that current economic conditions along with firm size are protecting the Company from the market, and the measured disciplined approach proposed by the dissidents to correct these issues.”

TRIAN BELIEVES ALL FOUR OF ITS HIGHLY QUALIFIED NOMINEES ARE NEEDED IN THE BOARDROOM TO HELP DUPONT BE GREAT AGAIN.

For more information, visit DuPontCanBeGreat.com

or

Call MacKenzie Partners, Inc. at (800) 322-2885

Note: Trian has neither sought nor obtained consent from any third party to use previously published information in this advertisement. For additional information regarding DuPont’s stock price movement since 2009, see page 61 of the Trian Discussion Points filed with the Securities and Exchange Commission on April 21, 2015. While Trian believes that such share price appreciation is attributable to Trian’s involvement as a DuPont stockholder, there is no objective way to confirm what portion of such appreciation was attributable to Trian’s involvement and what portion may have been attributable to other factors.

© 2015 Trian Fund Management, L.P. All rights reserved. Trian Fund Management, L.P. (“Trian”) and the investment funds that it manages that hold shares of E.I. du Pont de Nemours and Company (the “Company”), together with other Participants (as defined below), filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (the “SEC”) on March 25, 2015 to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in that definitive proxy statement and in any other amendments to that definitive proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting because they contain important information, including additional information relating to the Participants. The Participants’ definitive proxy statement and a form of proxy have been mailed to stockholders of the Company. These materials and other materials filed by the Participants in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by the Participants with the SEC are also available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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